Exhibit 10.39

NEW BANK JOINDER AGREEMENT

NEW BANK JOINDER AGREEMENT, dated as of December 22, 2010 (as it may be amended, supplemented or otherwise modified from time to time, this "Agreement"), among SUNPOWER CORPORATION, a Delaware corporation (the "Company"), DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and as Issuing Bank (in such capacities, respectively, the "Administrative Agent" and the "Issuing Bank"), and Goldman Sachs Bank USA, as a new Bank (the "New Bank").

Reference is made to the Letter of Credit Facility Agreement dated as of April 12, 2010 among the Company, the Subsidiary Guarantors, the Subsidiary Applicants parties thereto from time to time, the Banks parties thereto from time to time, the Issuing Bank, and the Administrative Agent (as it may be amended, supplemented or otherwise modified from time to time, the "Facility Agreement").  Unless the context requires otherwise, terms used herein as defined terms and not otherwise defined herein shall have the meanings given thereto in the Facility Agreement.

Pursuant to Section 2.04(b) of the Facility Agreement, (a) the Company desires to add the New Bank as a "Bank" under the Facility Agreement with a Commitment Amount of $25,000,000, (b) the New Bank desires to become a "Bank" under the Facility Agreement with a Commitment Amount of $25,000,000, and (c) each of the Administrative Agent and the Issuing Bank desires to approve the New Bank as a "Bank" under the Facility Agreement with a Commitment Amount of $25,000,000.

Accordingly, and for other good and lawful consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.      In accordance with Section 2.04(b) of the Facility Agreement, the New Bank, the Company, the Issuing Bank, and the Administrative Agent hereby agree that, effective as of the date hereof, the New Bank shall be a "Bank" under the Facility Agreement with a Commitment Amount of $25,000,000.

2.      The New Bank (a) represents and warrants to the Company and each of the Secured Parties that (i) it has full power and authority to execute and deliver this Agreement and that this Agreement has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement, enforceable in accordance with its terms, and (ii) there is no provision of law, statute, regulation, rule, order, injunction, decree, writ or judgment, no provision of its organizational documents and no provision of any mortgage, indenture, contract or agreement binding on it or affecting its properties, which would prohibit, conflict with or in any way prevent its execution, delivery, or performance of the terms of this Agreement; (b) confirms that it has received a copy of the Facility Agreement and the other Loan Documents and such other documents and information as it has deemed appropriate to make its own decision to enter into this Agreement and become a party to the Facility Agreement; and (c) agrees that it will be bound by the provisions of and will perform in accordance with their terms all of the obligations which by the terms of the Facility Agreement or any other Loan Document are required to be performed by it as a Bank.

3.      The Company represents and warrants to each of the Secured Parties that (a) it has full power and authority to execute and deliver this Agreement and that this Agreement has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement, enforceable in accordance with its terms, and (b) there is no provision of law, statute, regulation, rule, order, injunction, decree, writ or judgment, no provision of its organizational documents and no provision of any mortgage, indenture, contract or agreement binding on it or affecting its properties, which would prohibit, conflict with or in any way prevent its execution, delivery, or performance of the terms of this Agreement.

4.      The Company represents and warrants to the New Bank and each of the Secured Parties that no Default or Event of Default has occurred and is continuing immediately after giving effect to the execution and delivery of this Agreement.

5.      This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.  This Agreement shall become effective when the Administrative Agent shall have received counterparts of this Agreement that bear the signatures of the New Bank, the Company, the Issuing Bank, and the Administrative Agent.  Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

6.      Each of the New Bank and the Company, respectively, agrees to furnish to the Administrative Agent and the Issuing Bank such information as the Administrative Agent or the Issuing Bank shall reasonably request in connection with the New Bank or the Company, respectively.

7.      Except as expressly supplemented hereby, the Facility Agreement shall remain in full force and effect.

8.      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.      If any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in any other Loan Document shall not in any way be affected or impaired.

10.    All communications and notices hereunder shall be in writing and given as provided in Section 9.02 of the Facility Agreement.  All communications and notices hereunder to the New Bank shall be given to it at the address set forth opposite its signature hereto.

11.    Neither this Agreement nor any provision hereof may be waived, amended, or modified except as provided in Section 9.01 of the Facility Agreement.

12.    The Company agrees to reimburse the Administrative Agent and the Issuing Bank for their reasonable expenses incurred in connection with this Agreement, including the reasonable fees, disbursements, and other charges of counsel.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this New Bank Joinder Agreement as of December 22, 2010.

Address: Goldman Sachs Bank USA 200 West Street New York, New York 10282	GOLDMAN SACHS BANK USA By: /s/ Peter Bove Name: Peter Bove Title: Authorized Signatory
SUNPOWER CORPORATION By: /s/ Dennis Arriola Name: Dennis Arriola Title: Executive Vice President and Chief Financial Officer

DEUTSCHE BANK AG NEW YORK
BRANCH, as Administrative Agent and as Issuing Bank

By: /s/ Ross Levitsky
Name:  Ross Levitsky
Title:    Managing Director

By: /s/ Oliver Schwarz
Name:  Oliver Schwarz
Title:    Director

[Signature Page to New Bank Joinder Agreement]